UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 10, 2004

Bookham, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-30684	20-1303994
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

2584 Junction Avenue, San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (408) 919-1500

Bookham Technology plc
90 Milton Park, Abingdon, Oxfordshire OX14 4RY England
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

Registration of Securities under 12g-3 under the Securities Exchange Act of 1934, as amended

On September 10, 2004, Bookham, Inc., a Delaware corporation (“Bookham”), became the holding company of Bookham Technology plc, a public limited company incorporated in England and Wales (“Bookham Technology”), pursuant to a United Kingdom court-approved scheme of arrangement (the “Scheme of Arrangement”) in which every ten ordinary shares, 1/3 pence par value per share, of Bookham Technology (the “Bookham Technology Ordinary Shares”) were exchanged for one share of common stock, $0.01 par value per share, of Bookham (the “Bookham Common Stock”).  The Bookham Common Stock issued in the Scheme of Arrangement was not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration set forth in Section 3(a)(10) of the Securities Act.  A copy of the press release announcing the completion of the Scheme of Arrangement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

This Form 8-K is being filed by Bookham as the initial report of Bookham to the Securities and Exchange Commission (the “SEC”) and as notice that Bookham is the successor issuer to Bookham Technology under Rule 12g-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  As a result, the Bookham Common Stock is deemed to be registered under Section 12(g) of the Exchange Act.  The Bookham Common Stock has been approved for listing on The NASDAQ National Market and will trade under the ticker symbol “BKHM,” the same ticker symbol previously used by Bookham Technology.

Prior to the Scheme of Arrangement, the Bookham Technology Ordinary Shares were registered pursuant to Section 12(g) of the Exchange Act.  American Depositary Shares representing Bookham Technology Ordinary Shares (the “Bookham Technology ADSs”)were listed on The NASDAQ National Market and the Bookham Technology Ordinary Shares were listed on the London Stock Exchange.  Bookham Technology has delisted the Bookham Technology ADSs from The NASDAQ Market and the Bookham Technology Ordinary Shares from the London Stock Exchange and is filing a Form 15 with the Securities and Exchange Commission (the “SEC”) to terminate the registration under the Exchange Act of the Bookham Technology Ordinary Shares and Bookham Technology ADSs.

Description of Capital Stock

Bookham is authorized to issue 175,000,000 shares of common stock, $0.01 par value per share, and 5,000,000 shares of preferred stock, $0.01 par value per share.

The following summary of provisions of Bookham’s capital stock, certificate of incorporation and by-laws is not intended to be complete.  It is qualified by reference to the provisions of applicable law and to Bookham’s certificate of incorporation and bylaws included as exhibits to this Form 8-K.

Common Stock

Under Bookham’s certificate of incorporation, holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights.  Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election.  Holders of common stock are entitled to receive proportionately any dividends as may be declared by Bookham’s board of directors, subject to any preferential dividend or other rights of outstanding preferred stock.  Upon Bookham’s dissolution or liquidation, the holders of common stock are entitled to receive proportionately Bookham’s net assets available after the payment of all debts and other liabilities and subject to the preferential or other rights of any outstanding preferred stock.  Holders of common stock have no preemptive, subscription, redemption or conversion rights.  Bookham’s outstanding shares of common stock are fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which Bookham may designate and issue in the future.

Blank Check Preferred Stock

Under Bookham’s certificate of incorporation, Bookham’s board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval.  Bookham’s board of directors has the discretion to determine the designations, rights, preferences, privileges, qualifications, limitations and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The purpose of authorizing Bookham’s board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances.  The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of Bookham’s outstanding voting stock. Bookham has no present plans to issue any shares of preferred stock.

Delaware Law and Charter and Bylaw Provisions

Bookham is subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware.  Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the person became an interested stockholder, unless the business combination is approved in a prescribed manner.  A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within the prior three years did own, 15% or more of the corporation’s voting stock.

Bookham’s certificate of incorporation divides Bookham’s board of directors into three classes serving staggered three-year terms.  In addition, Bookham’s certificate of incorporation provides that Bookham’s directors may be removed only for cause by the affirmative vote of at least 75% of Bookham’s shares of capital stock entitled to vote.  Any vacancy on Bookham’s board of directors may only be filled by vote of a majority of Bookham’s directors then in office, or by a sole remaining director.  The classification of Bookham’s board of directors and the limitations on the removal of directors and filling of vacancies could make it more difficult for a third party to acquire or discourage a third party from acquiring, control of Bookham.

Bookham’s certificate of incorporation provides that any action required or permitted to be taken by Bookham’s stockholders at an annual meeting or special meeting of stockholders may only be taken if it is properly brought before the meeting and may not be taken by written action in lieu of a meeting.  Bookham’s certificate of incorporation further provides that special meetings of the stockholders may only be called by Bookham’s board of directors, chairman of the board or chief executive officer.  Under Bookham’s by-laws, in order for any matter to be considered “properly brought” before a meeting, a stockholder must comply with advance notice requirements. These provisions could have the effect of delaying, until the next stockholders’ meeting, stockholder actions which are favored by the holders of a majority of Bookham’s outstanding voting securities. These provisions may also discourage a third party from making a tender offer for Bookham’s common stock, because even if it acquired a majority of Bookham’s outstanding voting securities, the third party would be able to take action as a stockholder (such as electing new directors or approving a merger) only at a duly called stockholders’ meeting, and not by written consent.

The General Corporation Law of the State of Delaware provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or by-laws, unless a corporation’s certificate of incorporation or by-laws, as the case may be, requires a greater percentage.  Bookham’s certificate of incorporation and by-laws require the affirmative vote of the holders of at least 75% of the shares of Bookham’s capital stock issued and outstanding and entitled to vote to amend or repeal any of the provisions described in the prior two paragraphs.

Bookham’s certificate of incorporation contains provisions permitted under the General Corporation Law of the State of Delaware relating to the liability of directors.  The provisions eliminate a director’s liability for monetary damages for a breach of fiduciary duty as a director, except in some circumstances involving wrongful acts, such as the breach of a director’s duty of loyalty or acts or omissions that involve intentional misconduct or a knowing violation of law.  Further, Bookham’s certificate of incorporation contains provisions to indemnify Bookham’s directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware. Bookham believe that these provisions will assist Bookham in attracting and retaining qualified individuals to serve as directors and officers.

Item 9.01.  Financial Statements and Exhibits

(c)           Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOOKHAM, INC.

Date: September 10, 2004	By:	/s/ Giorgio Anania
Giorgio Anania, Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Restated Certificate of Incorporation of Bookham, Inc.

3.2	Amended and Restated Bylaws of Bookham, Inc.

99.1	Press release issued on September 10, 2004.